Vertex Energy, Inc. 8-K

Exhibit 10.2

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of February 25, 2022, by and among Tensile-Vertex Holdings LLC, a Delaware limited liability company (the “Seller”), Tensile-Myrtle Grove Acquisition Corporation, a Delaware corporation (the “Blocker”), and Vertex Splitter Corporation, a Delaware corporation (the “Buyer”). Unless otherwise defined herein, capitalized terms used herein are defined in Exhibit A.

WHEREAS, the Seller owns all of the issued and outstanding common stock of the Blocker; and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Buyer desires to purchase from the Seller, and the Seller desires to sell to Buyer, all of the issued and outstanding shares of the common stock of the Blocker (the “Purchased Securities”) for the consideration described herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE

1A.        Purchase and Sale of the Purchased Securities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall purchase and acquire from the Seller, and the Seller shall sell, assign, transfer, convey and deliver to Buyer, all of the Purchased Securities, free and clear of all Liens (other than Liens (i) arising under the Securities Act and applicable state securities laws or (ii) created or incurred by, or at the direction of, Buyer).

1B.         Purchase Price. The aggregate purchase price for the Purchased Securities (the “Purchase Price”) shall be an amount equal to the sum of the aggregate Class B Preference plus the aggregate Unreturned Capital (in each case, attributable to all of the issued and outstanding Class B Units of the Company as of the Closing Date) plus an amount equal to any and all cash and cash equivalents of Blocker.

1C.         Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the purchase and sale of the Purchased Securities and the other transactions contemplated by this Agreement (the “Closing”) shall take place on March 31, 2022, or any earlier date agreed upon in writing by Buyer and Seller, subject only to the satisfaction or waiver of the conditions set forth in Article 2 (other than those conditions that by their terms or nature are to be satisfied by performance at the Closing, provided that such conditions are satisfied at the Closing). The date on which the Closing shall occur is referred to herein as the “Closing Date.”

1D.	Closing Deliveries.

(i)           At the Closing, Buyer shall deliver or cause to be delivered to the Sellers, each of the following: (a) an aggregate amount in cash equal to the Purchase Price by wire transfer of immediately available funds to the account or accounts designated in writing by the Seller prior to the Closing Date; (b) certified copies of the resolutions or consents of the board of directors (or equivalent governing body) of Buyer authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and (c) a certificate of good standing of Buyer from the jurisdiction in which Buyer is incorporated or formed dated within 30 days of the Closing Date; and

(ii)           At the Closing, the Seller shall deliver or cause to be delivered to Buyer each of the following: (a) duly executed stock powers or similar instruments of assignment and conveyance in customary form, transferring the Purchased Securities from the Seller to Buyer; and (b) certified copies of the resolutions or consents of the board of directors (or equivalent governing body) of the Seller authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE 2
CONDITIONS TO CLOSING

2A.       Conditions to All Parties’ Obligations. The obligation of the Seller and the Buyer to consummate the transactions contemplated by this Agreement to take place at the Closing is subject to the satisfaction, or waiver by the Seller and the Buyer, of each of the following conditions as of immediately prior to the Closing:

(i)          No law, judgment, ruling, injunction or order of any Governmental Entity shall be in effect as of the Closing enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or making their consummation illegal; and

(ii)	This Agreement shall not have been terminated in accordance with Section 7A.

2B.         Conditions to Buyer’s Obligations. The obligation of the Buyer to consummate the transactions contemplated by this Agreement to take place at the Closing is subject to the satisfaction or waiver by the Buyer of each of the following additional conditions as of immediately prior to the Closing:

(i)           The representations and warranties of the Seller and the Blocker contained in Article 3 and Article 4 of this Agreement (interpreted without giving effect to any limitation or qualification based on materiality or other terms of similar import or effect) shall be true and correct as of the Closing Date as if made anew as of such date (except to the extent any such representation or warranty expressly relates to an earlier date (in which case solely as of such earlier date)), except for any failure of such representations and warranties to be true and correct that would not reasonably be expected to have, either individually or in the aggregate with all such other failures, a Material Adverse Effect;

(ii)           Each of the covenants and agreements of the Seller and the Blocker to be performed as of or prior to the Closing shall have been performed in all material respects; and

(iii)          The Seller shall have delivered to Buyer a certificate dated as of the Closing Date confirming the foregoing matters in Section 2B(i) and Section 2B(ii).

2C.         Conditions to the Seller’s Obligations. The obligation of the Seller to consummate the transactions contemplated by this Agreement to take place at the Closing is subject to the satisfaction or waiver by the Seller of each of the following additional conditions as of immediately prior to the Closing:

(i)           The representations and warranties of Buyer contained in Article 5 of this Agreement (interpreted without giving effect to any limitation or qualification based on materiality or other terms of similar import or effect) shall be true and correct as of the Closing Date as if made anew as of such date (except to the extent any such representation or warranty expressly relates to an earlier date (in which case solely as of such earlier date)), except for any failure of such representations and warranties to be true and correct that would not reasonably be expected to have, either individually or in the aggregate with all such other failures, a Material Adverse Effect;

(ii)           Each of the covenants and agreements of Buyer to be performed as of or prior to the Closing shall have been performed in all material respects; and

(iii)          Buyer shall have delivered to the Seller a certificate dated as of the Closing Date confirming the foregoing matters in Section 2C(i) and Section 2C(ii).

2D.        Waiver of Conditions. All conditions to the Closing shall be deemed to have been satisfied or waived from and after the Closing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER

As an inducement to Buyer to enter into this Agreement, the Seller hereby represents and warrants to Buyer that:

3A.        Organization. Seller is a limited liability company validly existing and in good standing under the laws of its jurisdiction of formation.

3B.       Authority. Seller has all requisite capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of, and performance by, the Seller of this Agreement has been authorized by all necessary action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and, subject to the due authorization, execution and delivery by the other parties hereto, this Agreement is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles.

3C.        No Conflict; Required Filings and Consents. The execution, delivery and performance by the Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not, with or without the giving of notice or passage of time or both: (i) conflict with or violate the Seller’s organizational documents; (ii) conflict with or violate any law applicable to Seller or by which any property or asset of Seller is bound or affected; or (iii) (a) result in any material breach of any of the provisions of, (b) constitute a material default under, (c) give any third party the right to terminate, (d)   result in the creation of any lien, security interest, charge or encumbrance upon any of the units , shares of capital stock or other equity securities or any material assets of the Seller pursuant to the provisions of, or (e) require any authorization, consent, approval, exemption or other action by, or notice to, any Governmental Entity, in each case, except as has been obtained or as contemplated in this Agreement, under (I) any material contract to which the Seller is a party or by which any of its properties or assets are bound or affected or (II) any other material licenses, filings, qualifications, franchises, permits, certificates, approvals or other similar authorizations issued by applicable Governmental Entities necessary for the lawful conduct of the Seller’s business or to own or use its properties or assets as conducted as of the date hereof, except in the case of clauses (ii) and (iii), as to matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Seller’s ability to consummate the transactions contemplated by this Agreement.

3D.         Title. The Seller is the holder of record and beneficially owns the Purchased Securities and has title to such Purchased Securities, and the Purchased Securities have not been (directly or indirectly) pledged or assigned to any Person and are held free and clear of all Liens (other than any restrictions on transfer imposed by federal and state securities laws and any restrictions on transfer expressly set forth in this Agreement). There are no voting trusts, irrevocable proxies or contracts or understandings respecting transfer to which the Seller is a party or is bound with respect to the Purchased Securities.

3E.        Legal Proceedings. As of the date hereof, there are no material actions, suits, proceedings or orders pending or, insofar as known to the Seller, threatened against the Seller at law or in equity, by any Governmental Entity, except for any such actions, suits, proceedings or orders that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby.

3F.      Brokerage. There are no claims for brokerage commissions, finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Seller.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE BLOCKER

As an inducement to Buyer to enter into this Agreement, the Blocker hereby represents and warrants to Buyer that:

4A.         Organization and Power. The Blocker is a corporation, validly existing and in good standing under the laws of the State of Delaware.

4B.         Capitalization of Blocker.

(i)           The authorized capital stock of the Blocker consists of 1,000 shares of common stock, all of which, as of the date hereof, are issued and outstanding and owned of record by the Seller.

(ii)           All of the shares of the common stock of the Blocker have been duly authorized and are validly issued, fully paid and non-assessable. There are no rights, subscriptions, warrants or options to purchase or otherwise acquire any shares of capital stock or other equity securities of the Blocker or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock or other equity securities of the Blocker.

4C.         Authorization; No Breach.

(i)           The Blocker has (a) approved and authorized the execution and delivery of this Agreement and (b) approved the consummation of the transactions contemplated hereby. No other corporate proceedings by the Blocker are necessary to authorize the transaction contemplated by this Agreement. This Agreement has been duly executed and delivered by the Blocker and constitutes the valid and binding obligation of the Blocker, enforceable in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles.

(ii)           The execution and delivery of this Agreement by the Blocker does not (a) result in any material breach of any of the provisions of, (b) constitute a material default under, (c) give any third party the right to terminate, (d) result in the creation of any lien, security interest, charge or encumbrance upon any of the units, shares of capital stock or other equity securities or any material assets of the Blocker pursuant to the provisions of or (e) require any authorization, consent, approval, exemption or other action by, or notice to, any Governmental Entity, in each case, except as has been obtained or as contemplated in this Agreement, under (A) the organizational documents of the Blocker, (B) any material contract to which the Blocker is a party, (C) any material judgment, order or decree to which the Blocker is subject or (D) any material law, statute, rule or regulation to which the Blocker is subject.

4D.    Conduct of Business. The Blocker is a holding company and does not directly engage in any business activities and does not directly own any assets or properties used in the conduct of any such business activities. Except for liabilities and obligations incurred in connection with its incorporation, organization and capitalization and the ownership of the Company, the Blocker has not incurred, directly or indirectly, any liabilities and obligations or engaged in any business activities of any type or kind, other than activities ancillary to or contemplated by this Agreement and holding units of the Company.

4E.    Legal Proceedings. As of the date hereof, there are no material actions, suits, proceedings or orders pending or, insofar as known to the Blocker, threatened against the Blocker at law or in equity, by any Governmental Entity, except for any such actions, suits, proceedings or orders that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby.

4F.   Brokerage. There are no claims for brokerage commissions, finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Blocker.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE BUYER

As an inducement to the Seller to enter into this Agreement, Buyer hereby represents and warrants to the Seller that:

5A.         Organization and Corporate Power. Buyer is a corporation validly existing and in good standing under the laws of Delaware.

5B.         Authorization; No Breach.

(i)           The board of directors (or equivalent governing body) of Buyer, by resolutions duly adopted at a meeting duly called and held, or by written consent in lieu of a meeting, has (a) approved and authorized the execution and delivery of this Agreement and (b) approved the consummation of the transactions contemplated hereby. No other proceedings on the part of Buyer are necessary to authorize the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles.

(ii)           The execution and delivery of this Agreement by Buyer does not (a) result in any material breach of any of the provisions of, (b) constitute a material default under, (c) give any third party the right to terminate, (d) result in the creation of any lien, security interest, charge or encumbrance upon any of the shares of capital stock or other equity securities or any material assets of Buyer or any of its Subsidiaries pursuant to the provisions of or (e) require any authorization, consent, approval, exemption or other action by, or notice to, any Governmental Entity, in each case, except as has been obtained or as contemplated in this Agreement, under (I) the organizational documents of Buyer or any of its Affiliates, (II)  any material contract to which Buyer or any of its Affiliates is party, (III) any material judgment, order or decree to which Buyer or any of its Subsidiaries is subject or (IV) any material law, statute, rule or regulation to which Buyer or any of its Affiliates is subject.

5C.         Legal Proceedings. There are no material actions, suits, proceedings or orders pending or, insofar as known to Buyer, threatened against Buyer or any of its Subsidiaries at law or in equity, by any Governmental Entity, except for any such actions, suits, proceedings or orders that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby.

5D.         Investigation. Buyer acknowledges that Buyer is relying on its own investigation and analysis in entering into the transactions contemplated hereby. Buyer is knowledgeable about the industries in which the Company Entities operate and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time. Buyer has been afforded full access to the books and records, facilities and personnel of the Company Entities, Blocker and their respective Subsidiaries for purposes of conducting a due diligence investigation, has received all information requested by it and its representatives from the Company Entities and Blocker and has conducted a full due diligence investigation of the Blocker and the Company Entities.

5E.          Brokerage. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates, other than any agent, broker, investment banker, financial advisor or other firm or Person the fees and expenses of which shall be paid by Buyer.

5F.         Solvency; Fraudulent Conveyance. Immediately after giving effect to the transactions contemplated hereby, Buyer and each of its Subsidiaries (including the Blocker and the Company Entities) shall be able to pay their respective debts as they become due and shall own property with a fair saleable value greater than the amounts required to pay their respective debts when due (including all contingent liabilities). Immediately after giving effect to the transactions contemplated hereby, Buyer and each of its Subsidiaries (including the Blocker and the Company Entities) shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer and its Subsidiaries (including the Blocker and the Company Entities).

5G.         Acquisition for Investment. The Purchased Securities are being acquired for investment only and not with a view to any public distribution thereof, and Buyer will not offer to sell or otherwise dispose of the Purchased Securities in violation of any of the registration requirements of the Securities Act or any comparable state law. Buyer is an “accredited investor” within the meaning of Regulation D promulgated pursuant to the Securities Act. Buyer has had an opportunity to ask questions of and receive answers from the Company Entities, Blocker and their respective Subsidiaries concerning the terms and conditions of this Agreement and to obtain additional information relating to the Company Entities, Blocker and their respective Subsidiaries and businesses. Buyer acknowledges that the Purchased Securities have not been registered under the Securities Act or the Exchange Act or any state or foreign securities laws and that the Purchased Securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act or the Exchange Act and any applicable state or foreign securities laws.

ARTICLE 6

COVENANTS AND AGREEMENTS

6A.        Press Release and Announcements. The parties hereto agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued or made by or on behalf of Buyer, on the one hand, without the prior consent of the Seller, or by or on behalf of any Company Entity or the Seller, on the other hand, without the prior consent of Buyer. The parties hereto agree to keep the terms of this Agreement confidential, except to the extent and to the Persons to whom disclosure is required by applicable law or for purposes of compliance with financial reporting obligations; provided that the parties may disclose such terms to their respective employees, accountants, advisors and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to, or are bound by contract to, keep the terms of this Agreement confidential). The parties hereto further acknowledge and agree that the Sellers may disclose such terms and the existence of this Agreement and the transactions contemplated hereby to their Affiliates in order that such Persons may provide information about the subject matter of this Agreement and the transactions contemplated hereby to their respective limited partners and prospective limited partners in connection with any fundraising, reporting or similar activities.

6B.         Reasonable Best Efforts. Subject to the terms of this Agreement, each of the parties hereto shall use its reasonable best efforts to cause its conditions to Closing to be satisfied and for the Closing to occur as promptly as practicable and no party shall take any action designed to prevent, impede or delay the Closing.

6C.         Director and Officer Liability and Indemnification.

(i)           Without limiting any additional rights that any Person may have under any other agreement, from the Closing Date through the sixth anniversary of the Closing Date, Buyer shall indemnify and hold harmless each present (as of immediately prior to the Closing) and former officer, director, manager or employee of the Blocker (the “D&O Indemnified Parties”) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (a) the fact that the D&O Indemnified Party is or was an officer, director, manager, employee, fiduciary or agent of the Blocker or (b) matters existing or occurring at or prior to the Closing Date (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Closing Date, to the fullest extent permitted under applicable law save and except any such Costs actually covered by a policy of directors and officers liability insurance maintained by Seller or any Affiliate of Seller. In the event of any such claim, action, suit, proceeding or investigation, (x)  each D&O Indemnified Party will be entitled to advancement of expenses incurred in its defense from Buyer or the Company within ten business days of receipt by Buyer from the D&O Indemnified Party of a request therefor, provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the Delaware Corporation Law or the Blocker’s organizational documents as in effect immediately prior to the Closing, to repay such advances if it is ultimately determined that such person is not entitled to indemnification, (y) neither Buyer nor any of its Affiliates, shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such D&O Indemnified Party hereunder) unless such settlement, compromise or consent includes an unconditional release of such D&O Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such D&O Indemnified Party otherwise consents and (z) Buyer, the Company and their respective Affiliates shall cooperate in the defense of any such matter.

(ii)           Buyer shall not, and shall not permit the Blocker to, amend, repeal or modify in a manner adverse to the beneficiary thereof any provision in the Blocker’s organizational documents relating to the exculpation or indemnification of former officers, managers, directors, employees, fiduciaries or agents of the Blocker in effect immediately prior to the Closing, it being the intent of the parties that the officers, managers, directors, employees, fiduciaries and agents of the Blocker prior to the Closing shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted under applicable law.

(iii)          Notwithstanding anything contained in this Agreement to the contrary, this Section 6C shall survive the consummation of the Closing indefinitely. In the event that Buyer or any of its Affiliates (including the Company Entities) or any of their respective successors or assigns (a) consolidates with or merges into any other Person or (b) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Buyer or its Affiliates (including the Company Entities), as the case may be, shall expressly assume and be bound by the obligations set forth in this Section 6C.

(iv)         The obligations of Buyer and its Affiliates (including the Company Entities) under this Section 6C shall not be terminated or modified in such a manner as to adversely affect any Person to whom this Section 6C applies without the prior written consent of such affected Person.

6D.         Provisions Respecting Representation of the Company. Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, managers, members, partners, officers, employees and Affiliates, that Kirkland & Ellis LLP (“Kirkland”) may serve as counsel to each and any of the Seller and its Affiliates (individually and collectively, the “Seller Representation Group”), on the one hand, and the Blocker and / or Company Entities, on the other hand, in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Kirkland (or any successor) may serve as counsel to the Seller Representation Group or any director, manager, member, partner, officer, employee or Affiliate of any member of the Seller Representation Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation, and each of the parties hereto (on its own behalf and on behalf of its Affiliates) hereby consents thereto and irrevocably waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to irrevocably waive any conflict of interest arising from such representation. The parties agree to take the steps necessary to ensure that any privilege attaching as a result of Kirkland representing the Company Entities and Blocker in connection with the transactions contemplated by this Agreement shall survive the Closing and shall remain in effect, provided that such privilege from and after the Closing shall be controlled by the Seller. As to any privileged attorney-client communications between Kirkland and the Blocker, the Company or any of the other Company Entities prior to the Closing Date (collectively, the “Privileged Communications”), Buyer, the Blocker and the Company Entities together with any of their respective Affiliates, Subsidiaries, successors or assigns agree that no such party may use or rely on any of the Privileged Communications in any action against or involving any of the parties after the Closing. In addition, if the transactions contemplated by this Agreement are consummated, all Privileged Communications related to such transactions will become property of (and be controlled by) the Seller and none of Buyer, the Blocker, the Company Entities or any of their respective Affiliates, Subsidiaries, successors or assigns shall retain any copies of such records or have any access to them.

6E.         Expenses; Transfer Taxes. If this Agreement is terminated by Buyer prior to consummation of the Closing pursuant to Section 7A(ii), then Seller shall pay, or cause to be paid, all fees and expenses incurred by each party hereto in connection with this Agreement and the transactions contemplated hereby or otherwise required by applicable law. If this Agreement is terminated by Seller or Buyer prior to consummation of the Closing pursuant to Section 7A(iii), (iv) or (v), then Buyer shall pay, or cause to be paid, all fees and expenses incurred by each party hereto in connection with this Agreement and the transactions contemplated hereby or otherwise required by applicable law. If this Agreement is terminated pursuant to Section 7A(i), or the Closing occurs, each party shall pay all fees and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby or otherwise required by applicable law, but Buyer shall pay, or cause to be paid, all gross receipts, excise, transfer, property, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other similar fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement, whether imposed on Blocker, the Company Entities or any Seller resulting from the transactions contemplated by this Agreement. Buyer shall prepare and file, at its own expense, any Tax Returns and other documentation with respect to all such Taxes, fees and charges, and the parties hereto shall, and shall cause their Affiliates to, join in the execution of such Tax Returns and other documentation to the extent required by applicable law.

ARTICLE 7
TERMINATION

7A.         Termination. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(i)	by the mutual written consent of the Buyer and the Seller;

(ii)          by Buyer, if (x) the Seller has failed to consummate the Closing when required in accordance with this Agreement or (y) there has been a violation or breach by the Seller of any covenant, representation or warranty contained in this Agreement that has prevented the satisfaction of any condition to the obligations of Buyer at the Closing (and such violation or breach has not been waived by Buyer) and such violation or breach is not capable of being cured or, if capable of being cured, has not been cured prior to thirty (30) days after written notice thereof from Buyer; provided that the right to terminate this Agreement pursuant to this Section 7A(ii) shall not be available to Buyer at any time that Buyer has violated, or is in breach of, any covenant, representation or warranty hereunder, if such violation or breach has prevented satisfaction of any of the Sellers’ or the Company’s conditions to Closing hereunder (and has not been waived by the Sellers’ Representative) or, if capable of being cured, has not been cured by Buyer;

(iii)         by the Seller, if (x) Buyer has failed to consummate the Closing when required in accordance with this Agreement or (y) there has been a violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement that has prevented the satisfaction of any condition to the obligations of the Seller at the Closing (and such violation or breach has not been waived by the Seller) and such violation or breach is not capable of being cured or, if capable of being cured, has not been cured prior to thirty (30) days after written notice thereof from the Sellers’ Representative; provided that the right to terminate this Agreement pursuant to this Section 7A(iii) shall not be available to the Seller at any time that the Blocker or the Seller has violated, or is in breach of, any covenant, representation or warranty hereunder if such violation or breach has prevented satisfaction of Buyer’s conditions to Closing hereunder (and has not been waived by Buyer) or, if capable of being cured, has not been cured by the Blockers or the Seller; or

(iv)         by the Buyer or the Seller, if there is any final, non-appealable law, judgment, ruling, injunction or order enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity enjoining, restraining, preventing or prohibiting consummation of the Closing or making the consummation of the Closing illegal.

7B.         Effect of Termination. In the event of any termination of this Agreement by the Buyer or the Seller as provided in Section 7A, (i) this Agreement shall forthwith become void and of no further force or effect (except that this Section 7B, Section 6E and Article 9 shall survive the termination of this Agreement and shall be enforceable by the parties hereto) and (ii) there shall be no liability or obligation on the part of the Buyer, the Seller or the Blocker to any other party hereto with respect to this Agreement; provided that, notwithstanding clause (ii) of this Section 7B, no party shall be relieved from liability for any willful breach of this Agreement by such party arising prior to termination.

ARTICLE 8
DEFINITIONS

8A.         Definitions. The terms defined in Exhibit A, whenever used herein, shall have the meanings set forth in Exhibit A for all purposes of this Agreement. The definitions in Exhibit A are incorporated into this Agreement as if fully set forth herein and all references to a section in Exhibit A are references to such section of this Agreement.

8B.         Usage.

(i)           Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii)          Words denoting any gender shall include all genders (including the neutral gender). Where a word is defined herein, references to the singular shall include references to the plural and vice versa.

(iii)         Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

(iv)         A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

(v)          All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

(vi)         All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided and whenever action is required on a day that is not a Business Day such action may be validly taken on the next Business Day.

(vii)        Any reference to any agreement or contract referenced herein shall be a reference to such agreement or contract as amended, restated, modified, supplemented and/or waived.

(viii)      All references to an Article, Section or Exhibit shall be deemed to refer to such Article, Section or Exhibit of this Agreement, unless otherwise specified. The terms “hereof,” “herein,” “hereunder” and derivative words refer to this entire Agreement, unless the context otherwise requires. The words “either,” “or,” “neither,” “nor” and “any” are not exclusive.

(ix)         The phrases “to the knowledge of the Company” or “known to the Company” and phrases of similar import or effect are used herein to qualify and limit the scope of any representation or warranty in which they appear and are not affirmations of any Person’s “superior knowledge” that the representation or warranty in which they are used is true.

(x)	The word “shall” denotes a directive and obligation, and not an option.

(xi)         The contents of Exhibit A form an integral part of this Agreement and any reference to “this Agreement” will be deemed to include such Exhibit.

ARTICLE 9
MISCELLANEOUS

9A.         Survival. The representations, warranties, covenants and agreements of the parties contained in this Agreement shall not survive beyond the Closing, and there shall be no liability in respect thereof or otherwise in connection with the transactions contemplated by this Agreement, whether such liability has accrued prior to or after the Closing Date, on the part of any party, its Affiliates or any of their respective officers, directors, managers, members, agents or other Representative, except for (i) those covenants and agreements that by their terms apply or are to be performed in whole or in part at or after the Closing, and (ii) this Article 9. The covenants and agreements herein requiring performance after the Closing shall survive in accordance with their respective terms, and nothing in this Section 9A will be deemed to limit any rights or remedies of any Person for breach of any such surviving covenant or agreement. Notwithstanding any provision of this Agreement or otherwise, the Parties to this Agreement agree on their own behalf and on behalf of their respective Subsidiaries and Affiliates that this Agreement may only be enforced against, and any Action, suit or claim for breach of this Agreement may only be made against, the parties to this Agreement, and no Non-Recourse Party of such a party to this Agreement shall have any liability relating to this Agreement or any of the transactions contemplated herein.

9B.         Amendment and Waiver. This Agreement may be amended or any provision of this Agreement may be waived; provided that (i) any amendment shall be binding only if such amendment set forth in a writing executed by the Seller and the Buyer and (ii) any waiver of any provision of this Agreement shall be effective against a party only if set forth in a writing executed by such party. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

9C.         Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing (including in electronic form) and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the date of delivery, (iv) if delivered by telecopy, provided the relevant transmission report indicates a full and successful transmission, (a) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party, on a Business Day, and (b) on the next Business Day following the date of transmission if such transmission is completed after 5:00 p.m., local time of the recipient party, on a Business Day or at any time on a day that is not a Business Day, in each case, followed by delivery by next-day service from a courier service of national standing or (v) if delivered by electronic mail, provided no failure message is generated (a) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party, on a Business Day and (b) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on a Business Day or at any time on a day that is not a Business Day, in each case, followed by delivery by next-day service from a courier service of national standing. Notices, demands and communications shall, unless another address is specified in writing pursuant to the provisions hereof, be sent to the address indicated below:

Notices to the Buyer and, following the Closing, the Blocker:

Vertex Splitter Corporation

c/o Vertex Energy Operating LLC

1331 Gemini Street, Suite 250

Houston, TX 77058

Attention: Ben Cowart,

Email: benc@vertexenergy.com

with a copy to:

Ruddy Gregory PLLC

44 Cook Street, Suite 640

Denver, CO 80206

Attention: James P. Gregory, Esq.

Email: jgregory@ruddylaw.com

Notices to the Seller and, prior to the Closing, the Blocker:

Tensile-Vertex Holdings, LLC

c/o Tensile Capital Management

700 Larkspur Landing Circle, Suite 255

Larkspur, CA 94939

Telephone: (415) 830-8160

Attention: Doug Dossey

Email: ddossey@tensilecapital.com

with a copy to:

Kirkland & Ellis LLP

555 California Street, Suite 2700

San Francisco, CA 94104

Attention: Noah D. Boyens, P.C.

Email: noah.boyens@kirkland.com

Without limiting the foregoing, any party hereto may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.

9D.         Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including directly or indirectly by change of control or by operation of law) without the prior written consent of the Seller and the Buyer.

9E.         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

9F.          No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each party hereto hereby confirms that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement shall control and prior drafts of this Agreement shall not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement).

9G.         Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no such caption had been used in this Agreement.

9H.         Complete Agreement. This Agreement and that certain side letter between Buyer and Seller of even date herewith contain the complete agreement among the parties hereto with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among such parties, whether written or oral, or any prior course of dealing among them, which may have related to the subject matter hereof in any way.

9I.           No Additional Representations; Disclaimer.

(i)           The Buyer acknowledges and agrees that neither of the Seller or the Blocker, nor any of their respective Affiliates, counsel, advisors, consultants, agents or other representatives, nor any other Person acting on behalf of the any of the foregoing Persons or any of their respective Affiliates or representatives, has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Seller, the Blocker, the Company or any other Company Entity or their respective businesses, operations or assets, except as expressly set forth in this Agreement. Buyer further acknowledges and agrees that neither the Seller nor any of its direct or indirect Affiliates or representatives (or any of their directors, officers, employees, members, managers, partners, agents or otherwise), will have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer’s use of, any such information, or any information, document or material made available to Buyer or its Affiliates or their respective, counsel, accountants, consultants, advisors, agents or other representatives in expectation or anticipation of the transactions contemplated by this Agreement.

(ii)          The Buyer acknowledges and agrees that, except for the representations and warranties of the Seller and the Blocker expressly set forth in Article 3 and Article 4, the Purchased Securities are being acquired AS IS WITHOUT ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE OR ANY OTHER EXPRESSED OR IMPLIED WARRANTY. Buyer acknowledges and agrees that it is consummating the transactions contemplated by this Agreement without relying on any representation or warranty, express or implied, whatsoever by the Seller or any of its Affiliates, counsel, advisors, consultants, agents or other representatives, except for the representations and warranties of the Seller and the Blocker expressly set forth in Article 3 and Article 4. BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED AND HOWSOEVER CONVEYED (INCLUDING ANY RELATING TO THE PAST, PRESENT OR FUTURE FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANY ENTITIES), ARE HEREBY SPECIFICALLY DISCLAIMED FOR ALL PURPOSES BY EACH SELLER PARTY.

(iii)         In connection with Buyer’s investigation of the Company Entities and Blocker, Buyer has received, directly or indirectly, through its Affiliates, counsel, advisors, consultants, agents or other representatives, from or on behalf of the Company or its Affiliates, counsel, advisors, consultants, agents or other representatives, certain projections, including projected statements of operating revenues, income from operations, and cash flows of the Company Entities (and the business transactions and events underlying such statements) and certain business plan information, projections, presentations, predictions, calculations, estimates and forecasts of the Company Entities and other similar data. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans, statements, predictions, presentations, calculations and other similar data, that Buyer is well aware of such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans, statements, calculations, presentations, predictions and other similar data so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans, statements, calculations, predictions and other similar data), and that neither Buyer, nor any Buyer Party, shall have any claim under any circumstances against any Seller Party or any other Person with respect thereto or arising therefrom. Accordingly, the Seller does not make any representations or warranties whatsoever to Buyer or any other Person with respect to such estimates, projections, forecasts, plans, statements, calculations, presentations, predictions and other similar data (including the reasonableness of the assumptions underlying such projections, forecasts, plans, statements, calculations, presentations, predictions and other similar data) and no such Person shall be entitled to rely on such estimates, projections, forecasts, plans, statements, calculations, presentations, predictions and other similar data for any purpose, including in connection with the transactions contemplated by this Agreement or the financing thereof.

9J.          Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied or electronically transmitted (including in .pdf or .tif formats) signature pages), all of which, taken together, shall constitute one and the same Agreement.

9K.         Governing Law. This Agreement, and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, or the transactions contemplated by this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9L.          CONSENT TO JURISDICTION. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL PROPERLY AND EXCLUSIVELY LIE IN THE CHANCERY COURT OF THE STATE OF DELAWARE, AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT (OTHER THAN UPON THE APPEAL OF ANY JUDGMENT, DECISION OR ACTION OF ANY SUCH COURT LOCATED IN DELAWARE OR, AS APPLICABLE, ANY FEDERAL APPELLATE COURT THAT INCLUDES THE STATE OF DELAWARE WITHIN ITS JURISDICTION). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES FURTHER IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

9M.        WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9N.         Third-Party Beneficiaries and Obligations. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies or liabilities under or by reason of this Agreement, other than sections that are specifically for the benefit of the Seller Parties and the officers, managers, directors, employees, fiduciaries and agents of the Company Entities and Persons to whom Company Expenses are owed, as applicable, each of which is intended to be for the benefit of the Persons covered thereby or to be paid thereunder and may be enforced by such Persons. The parties hereto further agree that the rights of third party beneficiaries shall not arise unless and until the Closing occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with this Agreement without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.

9O.         Obligations of Buyer. Whenever this Agreement requires a Subsidiary of Buyer (including, after the Closing, the Blocker and the Company Entities) to take any action, such requirement shall be deemed to include an undertaking on the part of Buyer to cause such Person to take such action.

9P.          Specific Performance. The parties hereto agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement. It is accordingly agreed that (i) the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (ii) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right neither the Sellers nor Buyer would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

9Q.         Release. Effective as of the Closing, each of the Buyer, the Blocker, the Company and each other Company Entity and their respective Affiliates, successors and assigns, hereby fully and unconditionally releases, acquits and forever discharges Seller and the current and former directors, managers, partners, officers and employees of the Seller and its respective Affiliates, and their respective Affiliates’ former, current and future direct and indirect equityholders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners, or assignees (or any former, current or future direct or indirect equityholder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing) from any and all manner of actions, causes of actions, claims, obligations, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether at Law or in equity, arising out of or relating to or accruing from their relationship with or ownership of the Blocker, the Company and the Company Entities prior to the Closing. Effective as of the Closing, each of the Seller and its respective Affiliates, successors and assigns, hereby fully and unconditionally releases, acquits and forever discharges the current and former directors, managers, partners, officers and employees of the Buyer and its respective Affiliates, and their respective Affiliates’ former, current and future direct and indirect equityholders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners, or assignees (or any former, current or future direct or indirect equityholder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing) from any and all manner of actions, causes of actions, claims, obligations, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether at Law or in equity, arising out of or relating to or accruing from their relationship with or ownership of the Blocker, the Company and the Company Entities prior to the Closing. Notwithstanding the foregoing, and for the avoidance of doubt, nothing in this Section 9Q shall be deemed to constitute a release of any executory obligations of any party hereto (or any other Person) under this Agreement or any other contract remaining in full force and effect as of the Closing.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER

TENSILE-VERTEX HOLDINGS, LLC

By:
Name: Douglas J. Dossey
Its: Authorized Signatory

[Signature Page to Purchase and Sale Agreement]

BLOCKER

TENSILE-MYRTLE GROVE ACQUISITION CORPORATION

By:
Name: Douglas J. Dossey
Its: Authorized Signatory

[Signature Page to Purchase and Sale Agreement]

BUYER

VERTEX SPLITTER CORPORATION

By:
Name: Ben Cowart
Its: President

 [Signature Page to Purchase and Sale Agreement]

EXHIBIT A

DEFINITIONS

“Affiliate” means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified; provided that Affiliate shall not include any portfolio company of the Seller or any of its Affiliates.

“Agreement” has the meaning set forth in the preamble.

“Blocker” has the meaning set forth in the preamble.

“Business Day” means any day, other than a Saturday, Sunday or any other date on which banks located in New York, New York are closed for business as a result of a federal, state or local holiday.

“Buyer” has the meaning set forth in the preamble.

“Buyer Material Adverse Effect” means a material adverse effect upon the financial condition or operating results of Buyer and its Subsidiaries taken as a whole or on the ability of Buyer and its Subsidiaries to consummate the transactions contemplated hereby.

“Closing” has the meaning set forth in Section 1C.

“Closing Date” has the meaning set forth in Section 1C.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Vertex Refining Myrtle Grove LLC.

“Company Entities” means the Company and any of its Subsidiaries.

“D&O Indemnified Parties” has the meaning set forth in Section 6C(i).

“Delaware Corporation Law” means the General Corporation Law of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Lien” means any mortgage, pledge, lien, hypothec, encumbrance, easement, charge or other security interest.

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had a materially adverse effect on the legal ability of the parties hereto to consummate the transactions contemplated hereby.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

“Privileged Communications” has the meaning set forth in Section 6D.

A-1

“Purchase Price” has the meaning set forth in Section 1B.

“Purchased Securities” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the recitals.

“Seller Parties” means any Seller, any Affiliate of any Seller, and each of their respective officers, directors, employees, partners, members, managers, agents, attorneys, representatives, successors and permitted assigns.

“Seller Representation Group” has the meaning set forth in Section 6D.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, capital stock, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, franchise, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, goods and services, alternative or add-on minimum, estimated or other tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additional amounts in respect of the foregoing.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes (including any schedule thereto or amendment thereof).

A-2